EXHIBIT 99.1

PRA Group Reports Fourth Quarter and Full Year 2014 Results

NORFOLK, Va., March 2, 2015 (GLOBE NEWSWIRE) -- PRA Group (Nasdaq:PRAA), a global leader in acquiring defaulted receivables, today reported its financial results for the fourth quarter and full year 2014.

Fourth Quarter Highlights

  Cash collections of $373.4 million, up 34% from the fourth quarter of 2013.
  Revenues of $250.7 million, up 36%.
  Income from operations of $109.9 million, up 40%.
  Net income of $47.0 million, up 3%.
  $0.93 diluted earnings per share, compared with $0.91 in the year-ago quarter, up 2%.
  20.2% return on average equity, annualized.
  $314.2 million in investments.

"PRA Group continued to produce solid operational results and demonstrated the power of our geographic diversification with an investment performance second only to last quarter which included the Aktiv Kapital portfolio," said Steve Fredrickson, chairman, president and chief executive officer, PRA Group. "During the quarter, we invested $314.2 million in North America and Europe and delivered record quarterly income before taxes of $93.5 million. We also increased value to shareholders by repurchasing $33.2 million in common stock."

REVENUES

  Total revenues of $250.7 million in the fourth quarter, largely driven by cash collections, included finance receivables income net of principal amortization and net allowance reversals.  Net finance receivables revenue was $222.7 million, up 32% from $168.7 million in the year-ago quarter. Total revenues for the full year were $881.0 million, up 20% from $735.1 million in full year 2013.
  Cash collections increased 34% in the fourth quarter from the year-ago quarter to $373.4 million, and included collections from these finance receivables sources:
Cash Collection Source ($ in thousands)	Q42014	Q32014	Q22014	Q12014	Q42013
North America-Core	$ 185,921	$ 189,027	$ 190,229	$ 187,818	$ 158,828
North America-Insolvency	103,104	110,544	124,101	120,702	114,384
Europe-Core	84,398	73,172	4,944	4,847	5,714
Europe-Insolvency	5	--	--	--	--
Total Cash Collections	$ 373,428	$ 372,743	$ 319,274	$ 313,367	$ 278,926

Cash collections for the year increased 21% to $1.38 billion, compared with $1.14 billion in full year 2013.

  Principal amortization of finance receivables in the fourth quarter was $150.8 million or 40.4% of cash collections, compared with 39.5% in the year-ago quarter.   Principal amortization included a net allowance charge of $1.0 million recorded against certain pools of finance receivables in the quarter, compared with a net allowance reversal of $0.4 million recorded in the year-ago quarter. Principal amortization of finance receivables for the year was $571.3 million or 41.4% of cash collections, compared with 41.9% in full year 2013.
  Revenues in the fourth quarter also included income from PRA Group's fee-based businesses of $22.8 million, compared with $16.1 million in the year-ago quarter. Fee-based revenue for the full year was $65.7 million, compared with $71.5 million in full year 2013.

EXPENSES AND OPERATING INCOME

  Operating expenses were $140.9 million in the fourth quarter of 2014, compared with $106.5 million a year ago, an increase of 32%. Operating expenses were $538.9 million for the full year, compared with $437.6 million in full year 2013.
  Operating income in the fourth quarter was $109.9 million, compared with $78.3 million in the year-ago quarter.  The operating margin was 43.8% in the fourth quarter of 2014. Operating income for the full year was $342.1 million, compared with $297.5 million in full year 2013.
  The provision for income taxes was $46.5 million in the fourth quarter, up 68% from the year-ago quarter. PRA Group's provision for income taxes was 49.7% of income before taxes in the fourth quarter, compared with 37.7% in the year-ago quarter. The provision for income taxes was increased by $8.2 million primarily due to weakness of the Norwegian Kroner against the Euro. The provision for income taxes for the full year was $124.5 million, compared to $106.1 million in full year 2013.

PORTFOLIO ACQUISITIONS

  PRA Group invested $279.5 million in new finance receivables from North American and European receivable sellers in the fourth quarter of 2014. The Company also invested $34.7 million in a securitized fund in Poland specifically formed to purchase and collect on Polish finance receivables. This brought total investment in the quarter to $314.2 million. This compares with $99.5 million in the year-ago quarter. For the full year, PRA Group invested $1.47 billion in new finance receivables including receivables associated with the Aktiv Kapital acquisition and the investment in Poland, compared to $656.8 million in full year 2013.

Portfolio Purchase Source ($ in thousands)	Q42014	Q32014	Q22014	Q12014	Q42013
North America-Core	$ 119,714	$ 118,018	$ 91,904	$ 79,085	$ 65,759
North America-Insolvency	24,949	38,535	16,187	72,003	31,987
Europe-Core (1)	123,194	734,803	1,121	1,626	1,763
Europe-Insolvency	11,625	--	--	--	--
Total Portfolio Purchasing	$ 279,482	$ 891,356	$ 109,212	$ 152,714	$ 99,509

(1) Excludes the $34.7 million investment in the securitized fund in Poland in Q4 2014.

BALANCE SHEET

  Borrowings totaled $1,482.5 million at December 31, 2014, and consisted of $409.0 million drawn on the domestic revolver, $427.7 million drawn on the multi-currency revolver, $260.8 million in convertible senior notes, $215.0 million in other long-term debt and $169.9 million in seller financing related to the acquisition of Aktiv Kapital. Total borrowings were $451.8 million at December 31, 2013.
  Cash and cash equivalents were $39.7 million at December 31, 2014, compared with $162.0 million at December 31, 2013.
  During the fourth quarter of 2014, the company repurchased 573,900 shares of its common stock for $33.2 million and an average price of $57.79.
  Net deferred tax liabilities were $255.6 million at December 31, 2014, compared with $210.1 million a year ago.
  Stockholders' equity increased to $902.2 million at December 31, 2014, from $869.5 million at December 31, 2013.

Conference Call Information

PRA Group will hold a conference call today at 4:30 p.m. ET to discuss results with institutional investors and stock analysts. To listen to a webcast of the call, visit http://ir.pragroup.com/events.cfm.   To listen by phone, call 888-695-7639 in the U.S. or 970-315-0482 outside the U.S. The conference ID is 89361286. A question-and-answer session on the call will be open only to analysts or investors. To listen to a replay of the call until March 9, 2015, call 855-859-2056 in the U.S. or 404-537-3406 outside the U.S. and use conference ID 89361286.

About PRA Group

By acquiring defaulted receivables, PRA Group returns capital to global banks and other creditors to help expand financial services for consumers in North America and Europe. PRA Group companies collaborate with customers to create affordable, realistic debt repayment plans and provide a broad range of additional revenue and recovery services to business and government clients in the U.S. and the U.K.

PRA Group has been recognized as one of Fortune's 100 Fastest-Growing Companies for the past three years and one of Forbes' Best Small Companies in America every year since 2007. PRA Group employs about 3,900 people and is headquartered in Norfolk, Virginia. For more information, please visit www.PRAgroup.com.

About Forward Looking Statements

Statements made herein which are not historical in nature, including PRA Group's or its management's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

The forward-looking statements in this press release are based upon management's current beliefs, estimates, assumptions and expectations of PRA Group's future operations and economic performance, taking into account currently available information. These statements are not statements of historical fact or guarantees of future performance, and there can be no assurance that anticipated events will transpire or that our expectations will prove to be correct. Forward-looking statements involve risks and uncertainties, some of which are not currently known to PRA Group. Actual events or results may differ materially from those expressed or implied in any such forward-looking statements as a result of various factors, including risk factors and other risks that are described from time to time in PRA Group's filings with the Securities and Exchange Commission including but not limited to PRA Group's annual reports on Form 10-K, its quarterly reports on Form 10-Q and its current reports on Form 8-K, filed with the Securities and Exchange Commission and available through PRA Group's website, which contain a detailed discussion of PRA Group's business, including risks and uncertainties that may affect future results.

Due to such uncertainties and risks, you are cautioned not to place undue reliance on such forward-looking statements, which speak only as of today. Information in this press release may be superseded by recent information or statements, which may be disclosed in later press releases, subsequent filings with the Securities and Exchange Commission or otherwise. Except as required by law, PRA assumes no obligation to publicly update or revise its forward-looking statements contained herein to reflect any change in PRA Group's expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.

PRA Group, Inc.
Unaudited Consolidated Income Statements
(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013

Revenues:
Income recognized on finance receivables, net	$ 222,660	$ 168,728	$ 807,474	$ 663,546
Fee income	22,800	16,125	65,675	71,532
Other revenue	5,271	--	7,820	57

Total revenues	250,731	184,853	880,969	735,135

Operating expenses:
Compensation and employee services	65,448	46,393	234,531	192,474
Legal collection fees	15,125	10,144	51,107	41,488
Legal collection costs	15,725	20,044	88,054	83,063
Agency fees	7,497	1,608	16,399	5,901
Outside fees and services	15,707	6,827	55,821	31,615
Communication	7,715	7,357	33,085	28,161
Rent and occupancy	3,477	2,254	11,509	8,311
Depreciation and amortization	5,307	3,730	18,414	14,417
Other operating expenses	4,870	8,152	29,981	25,781
Impairment of goodwill	--	--	--	6,397

Total operating expenses	140,871	106,509	538,901	437,608

Income from operations	109,860	78,344	342,068	297,527

Other income and (expense):
Interest income	1	3	4	3
Interest expense	(13,494)	(4,862)	(35,230)	(14,469)
Foreign exchange (loss)/gain	(2,898)	6	(5,829)	4

Income before income taxes	93,469	73,491	301,013	283,065

Provision for income taxes	46,478	27,714	124,508	106,146

Net income	$ 46,991	$ 45,777	$ 176,505	$ 176,919

Adjustment for net income attributable to redeemable noncontrolling interest	--	--	--	1,605

Net income attributable to PRA Group, Inc.	$ 46,991	$ 45,777	$ 176,505	$ 175,314

Net income per common share attributable to PRA Group, Inc.:
Basic	$ 0.94	$ 0.92	$ 3.53	$ 3.48
Diluted	$ 0.93	$ 0.91	$ 3.50	$ 3.45

Weighted average number of shares outstanding:
Basic	49,892	49,750	49,990	50,366
Diluted	50,444	50,375	50,421	50,873

PRA Group, Inc.
Unaudited Consolidated Balance Sheets
(in thousands, except per share amounts)

ASSETS	December 31, 2014	December 31, 2013

Cash and cash equivalents	$ 39,661	$ 162,004
Investments	89,703	--
Finance receivables, net	2,001,790	1,239,191
Other receivables, net	12,959	12,359
Income taxes receivable	--	11,710
Net deferred tax asset	6,126	1,361
Property and equipment, net	48,258	31,541
Goodwill	527,445	103,843
Intangible assets, net	10,933	15,767
Other assets	41,876	23,456

Total assets	$ 2,778,751	$ 1,601,232

LIABILITIES AND EQUITY

Liabilities:
Accounts payable	$ 19,456	$ 14,819
Accrued expenses and other liabilities	57,320	27,655
Income taxes payable	11,020	--
Accrued compensation	22,993	27,431
Net deferred tax liability	255,587	210,071
Interest bearing deposits	27,704	--
Borrowings	1,482,456	451,780

Total liabilities	1,876,536	731,756

Stockholders' equity:
Preferred stock, par value $0.01, authorized shares, 2,000, issued and outstanding shares - 0	--	--
Common stock, par value $0.01, 100,000 authorized shares, 49,577 issued and outstanding shares at December 31, 2014, and 60,000 authorized shares, 49,840 issued and outstanding shares at December 31, 2013	496	498
Additional paid-in capital	111,659	135,441
Retained earnings	906,010	729,505
Accumulated other comprehensive (loss)/income	(115,950)	4,032
Total stockholders' equity	902,215	869,476

Total liabilities and equity	$ 2,778,751	$ 1,601,232

PRA Group, Inc.
Unaudited Consolidated Statements of Cash Flows
(in thousands)

	For the Years Ended December 31,
	2014	2013
Cash flows from operating activities:
Net income	$ 176,505	$ 176,919
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of share-based compensation	14,968	12,272
Depreciation and amortization	18,414	14,417
Impairment of goodwill	--	6,397
Amortization of debt discount	4,058	1,508
Amortization of debt fair value	(4,827)	--
Deferred tax expense	52,978	11,011
Changes in operating assets and liabilities:
Other assets	(1,844)	(4,783)
Other receivables	9,435	(1,786)
Accounts payable	(13,934)	2,556
Income tax receivable/payable, net	16,862	(14,814)
Accrued expenses	5,037	14,179
Accrued compensation	(15,579)	7,251

Net cash provided by operating activities	262,073	225,127

Cash flows from investing activities:
Purchases of property and equipment	(24,385)	(15,875)
Acquisition of finance receivables, net of buybacks	(682,441)	(638,616)
Collections applied to principal on finance receivables	571,338	478,891
Business acquisition, net of cash acquired	(851,183)	--
Purchase of investments	(69,862)	--
Proceeds from sales and maturities of investments	25,821	--

Net cash used in investing activities	(1,030,712)	(175,600)

Cash flows from financing activities:
Income tax benefit from share-based compensation	5,558	4,552
Payment of liability-classified contingent consideration		(5,240)
Proceeds from lines of credit	543,000	217,000
Principal payments on lines of credit	(134,000)	(344,000)
Repurchases of common stock	(33,164)	(58,511)
Cash paid for purchase of portion of noncontrolling interest	--	(5,663)
Distributions paid to noncontrolling interest	--	(2,075)
Principal payments on long-term debt	(359,281)	(5,542)
Proceeds from long-term debt	623,354	--
Net increase in interest bearing deposits	2,492	--
Proceeds from convertible debt, net	--	279,281

Net cash provided by financing activities	647,959	79,802

Effect of exchange rate on cash	(1,663)	(12)

Net (decrease)/increase in cash and cash equivalents	(122,343)	129,317

Cash and cash equivalents, beginning of period	162,004	32,687

Cash and cash equivalents, end of period	$ 39,661	$ 162,004

Supplemental disclosure of cash flow information:
Cash paid for interest	$ 31,831	$ 9,830
Cash paid for income taxes	47,947	105,719

Supplemental disclosure of non-cash information:
Adjustment of the redeemable noncontrolling interest measurement amount	$ --	$ (184)
Purchase of redeemable noncontrolling interest	--	14,986
Employee stock relinquished for payment of taxes	(11,146)	(7,350)

FINANCIAL HIGHLIGHTS

	As of and for the Three Months Ended December 31,			As of and for the Year Ended December 31,
	2014	2013	Change	2014	2013	Change
EARNINGS (in thousands)
Income recognized on finance receivables, net	$ 222,660	$ 168,728	32%	$ 807,474	$ 663,546	22%
Fee income	22,800	16,125	41%	65,675	71,532	-8%
Other revenue	5,271	--	100%	7,820	57	13619%
Total revenues	250,731	184,853	36%	880,969	735,135	20%
Operating expenses	140,871	106,509	32%	538,901	437,608	23%
Income from operations	109,860	78,344	40%	342,068	297,527	15%
Net interest expense	13,493	4,859	178%	35,226	14,466	144%
Net income	46,991	45,777	3%	176,505	176,919	0%
Net income attributable to PRA Group, Inc.	46,991	45,777	3%	176,505	175,314	1%

PERIOD-END BALANCES (in thousands)
Cash and cash equivalents	$ 39,661	$ 162,004	-76%	$ 39,661	$ 162,004	-76%
Finance receivables, net	2,001,790	1,239,191	62%	2,001,790	1,239,191	62%
Goodwill and intangible assets, net	538,378	119,610	350%	538,378	119,610	350%
Total assets	2,778,751	1,601,232	74%	2,778,751	1,601,232	74%
Borrowings	1,482,456	451,780	228%	1,482,456	451,780	228%
Total liabilities	1,876,536	731,756	156%	1,876,536	731,756	156%
Total equity	902,215	869,476	4%	902,215	869,476	4%

FINANCE RECEIVABLE INCOME (dollars in thousands)
Cash collections	$ 373,428	$ 278,926	34%	$ 1,378,812	$ 1,142,437	21%
Cash collections on fully amortized pools	17,785	9,801	81%	68,349	35,520	92%
Principal amortization without allowance (reversals)/charges	149,753	110,626	35%	576,273	480,912	20%
Allowance (reversal)/charge	1,015	(429)	-337%	(4,935)	(2,022)	144%
Principal amortization with allowance (reversals)/charges	150,768	110,197	37%	571,338	478,890	19%
Principal amortization w/ allowance charges as % of cash collections:
Including fully amortized pools	40.4%	39.5%	2%	41.4%	41.9%	-1%
Excluding fully amortized pools	42.4%	40.9%	4%	43.6%	43.3%	1%
Allowance (reversal)/charge to period-end net finance receivables	0.1%	(0.0%)	-246%	(0.2%)	(0.2%)	51%

PURCHASES OF FINANCE RECEIVABLES (dollars in thousands)
Purchase price - North America core	$ 119,714	$ 65,759	82%	$ 408,721	$ 395,068	3%
Purchase price - North America insolvency	24,949	31,987	-22%	151,674	242,649	-37%
Purchase price - Europe core	123,194	1,763	6888%	860,744	19,067	4414%
Purchase price - Europe insolvency	11,625	--	100%	11,625	--	100%
Purchase price - total	279,482	99,509	181%	1,432,764	656,783	118%
Number of portfolios - total	142	83	71%	456	347	31%
ESTIMATED REMAINING COLLECTIONS (in thousands)
Estimated remaining collections - North America core	$ 2,229,403	$ 1,824,132	22%	$ 2,229,403	$ 1,824,132	22%
Estimated remaining collections - North America insolvency	642,552	822,988	-22%	642,552	822,988	-22%
Estimated remaining collections - Europe core	1,478,738	22,150	6576%	1,478,738	22,150	6576%
Estimated remaining collections - Europe insolvency	15,021	--	100%	15,021	--	100%
Estimated remaining collections - total	4,365,714	2,669,270	64%	4,365,714	2,669,270	64%

SHARE DATA (share amounts in thousands)
Net income per common share - diluted	$ 0.93	$ 0.91	2%	$ 3.50	$ 3.45	1%
Weighted average number of shares outstanding - diluted	50,444	50,375	0%	50,421	50,873	-1%
Shares repurchased	574	--	100%	574	1,203	-52%
Average price paid per share repurchased (including acquisitions costs)	$ 57.79	$ --	100%	$ 57.79	$ 48.62	19%
Closing market price	$ 57.93	$ 52.84	10%	$ 57.93	$ 52.84	10%

RATIOS AND OTHER DATA (dollars in thousands)
Return on average equity (1)	20.2%	21.5%	-6%	18.9%	22.2%	-15%
Return on revenue (2)	18.7%	24.8%	-24%	20.0%	24.1%	-17%
Return on average assets (3)	6.9%	11.5%	-40%	8.0%	11.9%	-33%
Operating margin (4)	43.8%	42.4%	3%	38.8%	40.5%	-4%
Operating expense to cash receipts (5)	35.6%	36.1%	-2%	37.3%	36.0%	3%
Debt to equity (6)	164.3%	52.0%	216%	164.3%	52.0%	216%
Number of full-time equivalent collectors	2,457	2,313	6%	2,457	2,313	6%
Number of full-time equivalent employees	3,880	3,543	10%	3,880	3,543	10%
Cash receipts (5)	$ 396,228	$ 295,051	34%	$ 1,444,487	$ 1,213,969	19%
Line of credit - unused portion at period end	352,926	435,500	-19%	352,926	435,500	-19%
(1) Calculated as annualized net income divided by average equity for the period
(2) Calculated as net income divided by total revenues
(3) Calculated as annualized net income divided by average assets for the period
(4) Calculated as income from operations divided by total revenues
(5) "Cash receipts" is defined as cash collections plus fee income
(6) For purposes of this ratio, "debt" equals borrowings

FINANCIAL HIGHLIGHTS

	For the Quarter Ended
	December 31 2014	September 30 2014	June 30 2014	March 31 2014	December 31 2013	September 30 2013
EARNINGS (in thousands)
Income recognized on finance receivables, net	$ 222,660	$ 224,326	$ 182,518	$ 177,970	$ 168,728	$ 171,456
Fee income	22,800	12,757	14,510	15,608	16,125	26,249
Other revenue	5,271	1,890	315	344	--	57
Total revenues	250,731	238,973	197,343	193,922	184,853	197,762
Operating expenses	140,871	150,784	124,906	122,340	106,509	118,297
Income from operations	109,860	88,189	72,437	71,582	78,344	79,465
Net interest expense	13,493	11,807	5,067	4,859	4,859	3,995
Net income	46,991	51,167	37,507	40,840	45,777	49,211
Net income attributable to PRA Group, Inc.	46,991	51,167	37,507	40,840	45,777	47,338

PERIOD-END BALANCES (in thousands)
Cash and cash equivalents	$ 39,661	$ 70,300	$ 270,526	$ 191,819	$ 162,004	$ 108,705
Finance receivables, net	2,001,790	1,913,710	1,219,595	1,253,961	1,239,191	1,256,822
Goodwill and intangible assets, net	538,378	606,716	118,927	118,800	119,610	119,636
Total assets	2,778,751	2,757,429	1,695,362	1,642,613	1,601,232	1,547,985
Borrowings	1,482,456	1,425,409	448,785	450,278	451,780	452,229
Total liabilities	1,876,536	1,797,569	743,106	732,395	731,756	721,001
Total equity	902,215	959,860	952,256	910,218	869,476	816,647

FINANCE RECEIVABLE COLLECTIONS (dollars in thousands)
Cash collections	$ 373,428	$ 372,743	$ 319,274	$ 313,367	$ 278,926	$ 291,651
Cash collections on fully amortized pools	17,785	17,105	16,943	16,516	9,801	8,762
Principal amortization without allowance (reversals)/charges	149,753	150,115	139,055	137,350	110,626	122,776
Allowance (reversal)/charge	1,015	(1,698)	(2,299)	(1,953)	(429)	(2,581)
Principal amortization with allowance (reversals)/charges	150,768	148,417	136,756	135,397	110,197	120,195
Principal amortization w/ allowance charges as % of cash collections:
Including fully amortized pools	40.4%	39.8%	42.8%	43.2%	39.5%	41.2%
Excluding fully amortized pools	42.4%	41.7%	45.2%	45.6%	40.9%	42.5%
Allowance (reversal)/charge to period-end net finance receivables	0.1%	-0.1%	-0.2%	-0.2%	0.0%	-0.2%

PURCHASES OF FINANCE RECEIVABLES (dollars in thousands)
Purchase price - North America core	$ 119,714	$ 118,018	$ 91,904	$ 79,085	$ 65,759	$ 89,044
Purchase price - North America insolvency	24,949	38,535	16,187	72,003	31,987	41,794
Purchase price - Europe core	123,194	734,803	1,121	1,626	1,763	11,037
Purchase price - Europe insolvency	11,625	--	--	--	--	--
Purchase price - total	279,482	891,356	109,212	152,714	99,509	141,875
Number of portfolios - total	142	125	85	104	83	79
ESTIMATED REMAINING COLLECTIONS (in thousands)
Estimated remaining collections - North America core	$ 2,229,403	$ 2,089,253	$ 1,948,414	$ 1,891,511	$ 1,824,132	$ 1,762,369
Estimated remaining collections - North America insolvency	642,552	697,662	733,176	793,855	822,988	877,722
Estimated remaining collections - Europe core	1,478,738	1,582,135	20,349	19,358	22,150	32,272
Estimated remaining collections - Europe insolvency	15,021	--	--	--	--	--
Estimated remaining collections - total	4,365,714	4,369,050	2,701,939	2,704,724	2,669,270	2,672,363

SHARE DATA-ADJUSTED (7) (share amounts in thousands)
Net income per common share - diluted	$ 0.93	$ 1.01	$ 0.74	$ 0.81	$ 0.91	$ 0.93
Weighted average number of shares outstanding - diluted	50,444	50,439	50,437	50,363	50,375	50,660
Shares repurchased	574	--	--	--	--	989
Average price paid per share repurchased (including acquisitions costs)	$ 57.79	$ --	$ --	$ --	$ --	$ 50.55
Closing market price	$ 57.93	$ 52.23	$ 59.53	$ 57.86	$ 52.84	$ 59.93

RATIOS AND OTHER DATA (dollars in thousands)
Return on average equity (1)	20.2%	21.1%	16.0%	18.2%	21.5%	23.5%
Return on revenue (2)	18.7%	21.4%	19.0%	21.1%	24.8%	24.9%
Return on average assets (3)	6.9%	7.3%	9.0%	10.0%	11.5%	12.5%
Operating margin (4)	43.8%	36.9%	36.7%	36.9%	42.4%	40.2%
Operating expense to cash receipts (5)	35.6%	39.1%	37.4%	37.2%	36.1%	37.2%
Debt to equity (6)	164.3%	148.5%	47.1%	49.5%	52.0%	55.4%
Number of collectors	2,457	2,498	2,258	2,379	2,313	2,054
Number of full-time equivalent employees	3,880	3,913	3,567	3,621	3,543	3,223
Cash receipts (5)	$ 396,228	$ 385,500	$ 333,784	$ 328,975	$ 295,051	$ 317,900
Line of credit - unused portion at period end	352,926	513,800	650,000	435,500	435,500	435,500
(1) Calculated as annualized net income divided by average equity for the period
(2) Calculated as net income divided by total revenues
(3) Calculated as annualized net income divided by average assets for the period
(4) Calculated as income from operations divided by total revenues
(5) "Cash receipts" is defined as cash collections plus fee income
(6) For purposes of this ratio, "debt" equals borrowings

Use of Non-GAAP Financial Measures

Management believes that the presentation of certain financial information in this press release, excluding the costs associated with Aktiv Kapital acquisition and certain acquisition related foreign exchange losses that were recorded during the three and twelve months ended December 31, 2014, is useful to investors and improves the comparability of the Company's ongoing operational results between periods. The foreign exchange losses are related to foreign currency forward contracts put in place between signing and closing of the Aktiv Kapital acquisition to mitigate the risk of converting US dollars to Euros. The non-GAAP information should be considered in addition to, not as a substitute for, financial information prepared in accordance with GAAP.

PRA Group, Inc.
Reconciliation of Net Income, Earnings Per Share and Financial Ratios to GAAP Net Income, Earnings Per Share and Financial Ratios
(in thousands, except per share amounts)

	GAAP Three Months Ended December 31, 2014	Less: Adjustments Related to Aktiv Kapital Acquisition	Adjusted Three Months Ended December 31, 2014

Revenues:
Income recognized on finance receivables, net	$ 222,660		$ 222,660
Fee income	22,800		22,800
Other revenue	5,271		5,271

Total revenues	250,731		250,731

Operating expenses:
Compensation and employee services	65,448		65,448
Legal collection fees	15,125		15,125
Legal collection costs	15,725		15,725
Agency fees	7,497		7,497
Outside fees and services	15,707	(2,379)	13,328
Communication	7,715		7,715
Rent and occupancy	3,477		3,477
Depreciation and amortization	5,307		5,307
Other operating expenses	4,870		4,870
Impairment of goodwill	--

Total operating expenses	140,871	(2,379)	138,492

Income from operations	109,860	2,379	112,239

Other income and (expense):
Interest income	1		1
Interest expense	(13,494)		(13,494)
Foreign exchange (loss)/gain	(2,898)		(2,898)

Income before income taxes	93,469	2,379	95,848

Provision for income taxes	46,478	1,183	47,661

Net income	$ 46,991	$ 1,196	$ 48,187

Adjustment for net income attributable to redeemable noncontrolling interest	--		--

Net income attributable to PRA Group, Inc.	$ 46,991	$ 1,196	$ 48,187

Net income per common share attributable to PRA Group, Inc.:
Basic	$ 0.94	$ 0.02	$ 0.97
Diluted	$ 0.93	$ 0.02	$ 0.96

Weighted average number of shares outstanding:
Basic	49,892	49,892	49,892
Diluted	50,444	50,444	50,444

Operating margin:	43.82%		44.76%

Net income margin:	18.7%		19.2%

Return on average equity:	20.2%		20.7%

PRA Group, Inc.
Reconciliation of Net Income, Earnings Per Share and Financial Ratios to GAAP Net Income, Earnings Per Share and Financial Ratios
(in thousands, except per share amounts)

	GAAP Year Ended December 31, 2014	Less: Adjustments Related to Aktiv Kapital Acquisition	Adjusted Year Ended December 31, 2014

Revenues:
Income recognized on finance receivables, net	$ 807,474		$ 807,474
Fee income	65,675		65,675
Other revenue	7,820		7,820

Total revenues	880,969		880,969

Operating expenses:
Compensation and employee services	234,531		234,531
Legal collection fees	51,107		51,107
Legal collection costs	88,054		88,054
Agency fees	16,399		16,399
Outside fees and services	55,821	(17,214)	38,607
Communication	33,085		33,085
Rent and occupancy	11,509		11,509
Depreciation and amortization	18,414		18,414
Other operating expenses	29,981		29,981
Impairment of goodwill	--

Total operating expenses	538,901	(17,214)	521,687

Income from operations	342,068	17,214	359,282

Other income and (expense):
Interest income	4		4
Interest expense	(35,230)		(35,230)
Foreign exchange (loss)/gain	(5,829)	8,240	2,411

Income before income taxes	301,013	25,454	326,467

Provision for income taxes	124,508	10,529	135,037

Net income	$ 176,505	$ 14,925	$ 191,430

Adjustment for net income attributable to redeemable noncontrolling interest	--		--

Net income attributable to PRA Group, Inc.	$ 176,505	$ 14,925	$ 191,430

Net income per common share attributable to PRA Group, Inc.:
Basic	$ 3.53	$ 0.30	$ 3.83
Diluted	$ 3.50	$ 0.30	$ 3.80

Weighted average number of shares outstanding:
Basic	49,990	49,990	49,990
Diluted	50,421	50,421	50,421

Operating margin:	38.83%		40.78%

Net income margin:	20.0%		21.7%

Return on average equity:	18.9%		20.5%
CONTACT: Investor Contact:
         Darby Schoenfeld
         Director of Investor Relations
         (757) 431-7913
         DCSchoenfeld@PRAGroup.com

         News Media Contact:
         Nancy Porter
         Vice President, Corporate Communications
         (757) 431-7950
         NAPorter@PRAGroup.com